    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                   Exhibit 10.13
                                                                   -------------


                   Fiber Optic Network Leased Fiber Agreement
                                 Product Order

This Product Order ("Product Order") together with the General Terms and Conditions constitute the Fiber Optic Private Network Agreement ("Agreement") which is effective as of October 8, 1999 by and between Metromedia Fiber Network Services, Inc. ("MFN"), One North Lexington Ave., Fourth Floor, White Plains, New York 10601, and StorageNetworks, Inc. ("Carrier"), 100 Fifth Avenue, Waltham, Massachusetts 02451. Definitions of terms used in this Agreement appear in this Product Order and in the General Terms and Conditions.

Carrier hereby orders and MFN hereby agrees to provide Leased Fiber as follows:

     1.   Lease Term: 240 Months

     2.   Number of Leased Fibers: To Be Determined in each Supplement

     3. Number of Leased Fiber Miles: An aggregate of [**] to be leased pursuant to supplements ("Supplements" and each a "Supplement") to this Product Order to be executed between the parties. The form of Supplement is attached hereto as Annex I. In no event shall MFN add to any Supplement any materially terms or conditions different from or in addition to the terms and conditions of this Agreement without the prior consent of Carrier.

     4. Carrier locations ("Location(s)"): To be specified in Supplements to this Product Order.

     5. Specifications pertinent to the Leased Fiber: To be provided as an Exhibit to the Supplement. Minimum Specifications of the Leased Fiber are set forth in Annex II hereto.

     6.   Installation Charge and Monthly Lease Payments:

          6.1 One Time Installation Charge: If any, to be specified in each Supplement. Any lateral connections from the MFN Network to such Locations are not included in the Monthly Lease Payment. Such lateral connections may be built by MFN at Carrier's request and at Carrier's cost, to be negotiated in good faith by the parties and included in any Supplement. The One Time Installation Charge for a Location shall in no event exceed MFN's actual cost plus [**] plus Applicable Taxes, whether such cost is incurred before or after the date of the applicable Supplement.


          6.2 Monthly Lease Payments: [**]per Leased Fiber Mile, subject to tolling and discounting as hereinafter provided.

          Applicable Taxes (as defined in the Agreement) on any Installation Charge incurred pursuant to a Supplement and all Lease Payments are to be paid by Carrier as and when due. In no event shall Applicable Taxes include any franchise or other right of way fees or similar charges or impositions assessed upon MFN. Carrier shall have the right to protest any new or additional taxes imposed on the Leased Fiber during the Lease Term.

     7.   Estimated Installation Completion Dates: To be specified in
          Supplements

     8.   Early Termination Charge:

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     In the event of termination of this Agreement or any Supplement to this Product Order pursuant to Section 11.2 of the General Terms and Conditions of this Agreement, Carrier will pay to MFN an Early Termination Charge (plus Applicable Taxes) for the affected Leased Fiber determined as follows:

     Termination during the first year of the Lease Term - [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the first year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the second year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the second year of the Lease Term - [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the second year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the third year of the Lease Term- [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the fourth year of the Lease Term- [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the fifth year of the Lease Term- [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the sixth through twentieth year of the Lease Term - [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the balance of the Lease Term.

     In the event that this Agreement is terminated pursuant to Section 11.2 of the General Terms and Conditions, and if Carrier has not yet leased [**] fiber miles from MFN hereunder as of the date of any termination, then such termination shall be calculated as if Carrier has leased [**] fiber miles at the per fiber mile per month price set forth in Section 9.1(b) of this Product Order.

9.   Fiber, Locations and Requirements

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


9.1 Carrier acknowledges and agrees that within [**] of the effective date of this Agreement, Carrier will lease from MFN pursuant to Supplements for a term of two hundred forty (240) months Leased Fiber subject to the terms and conditions of this Agreement totaling at least [**] fiber miles in at least [**] metropolitan areas where MFN has or reasonably expects to have within such [**] period an installed fiber optic network.

     (a) For the purposes of this Agreement, fiber miles will be calculated by multiplying the physical mileage of Carrier's Leased Fiber route(s) by the quantity of Leased Fiber along the same route(s).

     (b) The monthly lease payment for the initial [**] Leased Fiber fiber miles that MFN leases to Carrier within [**] of the effective date of this Agreement shall be [**] per fiber mile per month for the duration of the Lease Term.

     (c) Carrier further acknowledges and agrees that it shall be liable to MFN for any difference that may exist between the monthly lease payment for [**]fiber miles and Carrier's actual total Leased Fiber miles pursuant to Supplements [**] after the effective date of this Agreement (the "Contract Balance") for the period beginning at the end of such [**] until such time as Carrier has leased [**] fiber miles pursuant to Supplements. If such difference exists, MFN will provide Carrier written notice of the deficiency [**] after the effective date of this Agreement and Carrier will then have thirty (30) days to order additional fiber subject to the terms and conditions of this Agreement necessary to achieve Supplements for [**] Leased Fiber fiber miles. If after [**] from the effective date of this Agreement Carrier still has not leased from MFN Leased Fiber totaling [**] fiber miles pursuant to Supplements, MFN will invoice and Carrier will pay a monthly lease payment each month equal to the Contract Balance (as the Contract Balance may be reduced in accordance with the this paragraph) multiplied by [**] per fiber mile per month commencing at the beginning of the [**] after the effective date of this Agreement until such time as Carrier has leased an aggregate of [**] fiber miles pursuant to Supplements. Any such amount will be subject to an early termination charge as set forth in Section 8. As and when Carrier has leased Leased Fiber miles pursuant to Supplements, the Contract Balance shall be reduced by the amount of the fiber miles subject to such Supplements. Notwithstanding anything to the contrary contained in this provision, Carrier will have no liability under this provision in the event that any failure of Carrier to lease [**] fiber miles is due to MFN's inability to deliver fiber in accordance with any Supplements, including, without limitation, any failure of MFN to timely deliver Leased Fiber, any failure of any Leased Fiber to meet the Specifications, MFN's failure to build to announced build plans, any breach of MFN of the representations contained in Section 9.3, and/or any other failure or inability of MFN to timely deliver Leased Fiber in accordance with the terms of the Agreement.

     (d) In no event shall Carrier be obligated to lease Leased Fiber from MFN in excess of [**] fiber miles.

9.2 Carrier will, from time to time, request fiber pursuant to the terms and provisions hereof, by providing MFN with one or more written notices. Each such notice shall indicate the number of fibers, the MFN metropolitan market and Carrier's proposed Locations. Within thirty (30) days after receipt of such notice, MFN will respond to Carrier with a Supplement confirming the availability, the monthly lease payment for the Leased Fiber subject to the Supplement, the one time installation charge, if any,

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     and the estimated installation completion date for the requested fiber. Carrier may request fiber in any metropolitan area that MFN has or reasonably expects to have within [**] of the effective date of this Agreement an installed fiber optic network. If Carrier accepts such Supplement, Carrier will execute and return to MFN each such Supplement within ten (10) days of receipt thereof.

     For any Supplement executed by the parties within [**] of the date hereof, MFN shall discount the [**] lease payments for Leased Fiber pursuant to such Supplements by[**].

9.3 Attached hereto as Annex III is a map of every metropolitan area in which MFN currently has an existing fiber optic network. Attached hereto as Annex IV is a complete listing of every additional metropolitan area in which MFN will have a fiber optic network during the [**] period following the effective date of this Agreement. For [**] after the effective date of this Agreement, MFN commits to provide to Carrier upon an executed Supplement up to [**] fiber strands along any MFN network ring identified in Annex III and, after the date MFN has identified such network to be available, Annex
     IV. Subject to fiber availability, MFN will use commercially reasonable efforts to honor Carrier's requests for fiber in excess of [**] strands along such network rings. In no event shall MFN be required to lease to Carrier more than [**] fiber strands in any single MFN network ring.

9.4 If, within [**] of the effective date of this Agreement, Carrier has leased at least [**] fiber miles pursuant to the terms and conditions of this Agreement and provided Carrier is not in any material breach of this Agreement and, this Agreement is in full force and effect, the price for each additional fiber mile that MFN leases to Carrier on MFN Networks pursuant to Supplements entered into during the [**] period following the effective date of this Agreement shall be the lower of the prices set forth below or the then current MFN market rate for such additional leased fiber:



          Incremental
Fiber    $/Fiber Mile/
 Mile       Month
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




-----------------------

-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------
[**]         [**]
-----------------------


9.5 Provided Carrier is not in any material breach of this Agreement and this Agreement is in full force and effect, Carrier may request additional Locations be added to any then existing Supplement by providing MFN one or more written requests. Such orders shall indicate the number of fibers, requested term, and any relevant information necessary to identify the requested Locations including, but not limited to, the address, floor, suite, and room number of the requested Location. The minimum allowable term shall be one (1) year and the maximum allowable term shall be coterminous with the Agreement. Within thirty
(30) days after receipt of such orders, MFN will respond to Carrier with a revised Supplement confirming the availability, the monthly lease payment, the one time installation charge, if any, and the estimated installation completion date for the requested additional Locations. If Carrier accepts such Supplement, Carrier will execute and return to MFN each such Supplement within ten (10) days of receipt thereof.

9.6 If, within [**] months of the effective date of this Agreement, Carrier has leased at least [**] fiber miles pursuant to the terms and conditions of this Agreement and provided Carrier is not in any material breach of this Agreement and, this Agreement is in full force and effect, then MFN will extend the pricing set forth in Section 9.4 above for additional fiber leased by Carrier pursuant to Supplements entered into during the period ending [**] months after the effective date of this Agreement.

9.7 The Lease Term for all of the Supplements to this Product Order shall be coterminous with the Lease Term for the Supplement with the earliest Service Date.

10.  MFN address (and contact person) is as follows:

     Metromedia Fiber Network Services, Inc.
     One North Lexington Ave., Fourth Floor
     White Plains, NY  10601
     Attn.:  Vice President - Marketing

     For purposes of declaring a default or termination, a copy of the notice must be sent to:

     Vice President - Legal Affairs
     Metromedia Fiber Network Services, Inc.
     One North Lexington Ave., Fourth Floor
     White Plains, NY  10601

     Carrier address (and contact person) is as follows:

     StorageNetworks, Inc.
     100 Fifth Avenue
     Waltham, Massachusetts 02451
     Attn:  Chief Financial Officer

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     For purposes of declaring a default or termination, a copy of the notice must be sent to:

     General Counsel
     StorageNetworks, Inc.
     100 Fifth Avenue
     Waltham, Massachusetts 02451



11.1 At any time after the fifth anniversary of the Service Date for a Leased Fiber, Carrier shall have the right to exchange Leased Fiber for alternate fiber in another MFN Network. If Carrier desires to make such an exchange, Carrier shall give MFN a written request setting forth the number of strands of Leased Fiber, the Route and the Locations which Carrier desires to exchange, as well as the proposed number of alternate Leased Fibers, the MFN metropolitan market in which Carrier desires the alternate Leased Fiber and the proposed Locations. Within thirty (30) days after receipt of such notice, MFN will respond to Carrier with a Supplement confirming the availability of the fiber, the monthly lease payment for the Leased Fiber, the one time installation charge, if any (which charge shall include, without limitation, MFN's cost to take the old Leased Fiber out of service plus [**], and the estimated installation completion date for the requested fiber. The Lease Term for such new Leased Fiber shall equal the balance of the Lease Term for the Leased Fiber that was exchanged therefor. If Carrier accepts the Supplement, Carrier will execute and return to MFN each such Supplement.

11.2 Notwithstanding anything in Section 11.1 above to the contrary, (i) in no event shall Carrier have the right to effect an exchange pursuant to
     Section 11.1 above that would result in the maximum number of fiber strands in any single MFN Network ring to exceed the limitations set forth in
     Section 9.3 above, (ii) Carrier shall incur no Early Termination Charges in connection with such exchange effected pursuant to Section 11.1 above,
     (iii) in any calendar year during the Lease Term of the Agreement, Carrier shall not be permitted to request more than twelve (12) such exchanges of Leased Fiber (pro rated for partial calendar years), nor may the quantity of Leased Fiber fiber miles exchanged pursuant to such exchanges effected pursuant to Section 11.1 above exceed more than [**] of the total Leased Fiber Miles for which the Service Date has commenced (the "In-Service Leased Fiber") during any calendar year (pro rated for partial calendar years); and (iv) during the Lease Term of the Agreement, no more than [**] of the In-Service Leased Fiber may be exchanged nor may Carrier request more than sixty (60) such exchanges pursuant to Section 11.1 above.



Metromedia Fiber Network Services, Inc.  StorageNetworks, Inc.


By: ____________________              By: _______________________
     Nicholas M. Tanzi                 Name:_____________________
     Senior Vice President               Title:__________________

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                     Fiber Optic Private Network Agreement
                     -------------------------------------

                          General Terms and Conditions


1.   TERM AND LEASE
     --------------

1.1 MFN hereby leases to Carrier, pursuant to Supplements to be executed by the parties, optical fiber ("Leased Fiber") on MFN's fiber optic cable network ("Network") and/or constructed and installed specifically for Carrier and the equipment and interfaces described in the Supplements to the Product Order ("Equipment"), as provided in the Product Order and the Supplements thereto. The Leased Fiber and Equipment leased by Carrier will be referred to as the "Product". The lease term ("Lease Term") and other specific terms pertaining to the Product are set forth in the Supplements. The term "Party" will refer, individually, to either MFN or Carrier and the term "Parties" will refer to both of them. The term "Agreement" will mean and include the Product Order, all Supplements and all Exhibits thereto and these General Terms and Conditions.

1.2 MFN will use commercially reasonable efforts to complete installation of and provide Carrier with access to the Product by the Estimated Installation Completion Date specified in the Supplements at the Locations specified in the Supplement ("Turnover Date") and to conduct the testing (and provide such test results) detailed in Annex II to the Product Order. Carrier will be provided at least ten (10) days prior written notice of the tests described in Annexx II to the Product Order and will be permitted to observe, or have its designee observe, such tests. For a period of time not to exceed ten (10) business days after the Turnover Date (the "Acceptance Test Period"), Carrier will conduct such testing as it reasonably deems necessary to ensure that the Product conforms in all material respects to the material technical specifications set forth in the applicable Exhibit A to the Supplement ("Specifications"). Carrier will use commercially reasonable efforts to complete such acceptance testing and notify MFN in writing within five (5) business days after the Turnover Date, but in any event within the Acceptance Test Period, of acceptance or of any "Deficiencies" (as defined herein) in such Product. Deficiencies exist if the Product does not conform in all material respects to the relevant Specifications. Upon receipt of such notification from Carrier, MFN will promptly undertake correction of such Deficiencies and restore access to and use of such Product to Carrier. The "Service Date," whereupon the Lease Term commences for such Product, will be the earlier of (i) the date Carrier accepts such Product following completion of testing and acceptance of such Product by Carrier, (ii) expiration of the AcceptanceTest Period or, (iii) if Carrier has identified Deficiencies, then the first date upon which such Product conforms in all material respects with the relevant Specifications.

1.3 Carrier will obtain all necessary approvals for access into the Location buildings and for the use of any required building riser conduit or other required building facilities at all Locations to the extent that MFN has not actually obtained such approvals previously. Unless otherwise provided for in the Product Order, if there is no existing and available riser conduit or other required facilities within such buildings then Carrier shall arrange to have such riser constructed at its own cost or (ii) have MFN perform all construction and installation of such riser conduit at Carrier's expense, which shall be MFN's cost to contract and install such riser conduit plus [**] plus Applicable Taxes. To the extent that Carrier is required to obtain all necessary approvals as described above and such approvals are not obtained within ninety (90) days of the effective date of the applicable Supplement, either party may terminate the affected Location, or if such termination renders the applicable Product unusable, the affected Supplment. In any and all such events, Carrier shall reimburse MFN for all of its reasonable costs and expenses incurred through the date of termination in connection with such terminated Location or Supplement to the extent such costs and expenses were included with the Installation Charge for such Supplement. If

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     during the Lease Term MFN permits other customers of MFN to use the building riser conduit for which Carrier has paid the construction cost therefor, then MFN will rebate a portion of such construction costs as follows: If one such additional customer, MFN will rebate to Carrier [**]percent of such construction costs; if two such additional customers, MFN will rebate to Carrier an aggregate of [**] percent of such construction costs; and if three or more such additional customers, MFN will rebate to Carrier an aggregate of [**] percent. MFN shall notify Carrier within ten (10) days of any other customer's use of such riser or conduit. In no event shall any such additional customers disturb or interfere with Carrier's use of the Product.

1.4 Upon the expiration of the Lease Term, or any earlier termination of this Agreement or a Supplement, Carrier will promptly remove from any property owned, leased or licensed by MFN all Carrier property, equipment and other materials used in connection with the applicable Product within forty five
     (45) days from such expiration or termination. Carrier will complete such removal in a manner that does not interfere with or damage the Product or the Network. If Carrier fails to remove its property within such period, such property will be deemed abandoned, and MFN will make such disposition of the property as it deems necessary or advisable at Carrier's sole, reasonable expense.


2. TERMS OF PAYMENT
   ----------------

2.1 Unless otherwise provided for in the Product Order, Carrier agrees to pay the One Time Installation Charge, if any, as provided in each Supplement, upon the execution of the Supplement . Carrier will pay to MFN all applicable sales or other taxes other than taxes on or measured by MFN's income or capital, ("Applicable Taxes"), unless Carrier is eligible for an exemption and Carrier provides to MFN an exemption certificate or other documentation. Commencing on the Service Date for each Supplement and continuing each month thereafter for the duration of the Lease Term, Carrier will pay the Monthly Lease Payment for such Supplement plus Applicable Taxes in advance for each month. If the Service Date commences after the first day of any month or terminates before the last day of a month, then the payment for such partial month will be pro rated based on the number of days of the Lease Term during that month to the number of days in that month. Carrier will include such pro rata payment for the initial partial month in the first monthly payment at the commencement of the Lease Term for such Supplement.

2.2 If Carrier fails to pay any sum when due pursuant to this Agreement, then, in addition to such sum, Carrier will pay interest on such unpaid sum at the lower of the highest legal rate of interest permitted in the State of New York or one and one-half percent (1.5%) per month.

3. MAINTENANCE, RESTORATION AND REPAIR OF THE NETWORK AND PRODUCT MONITORING
   -------------------------------------------------------------------------

3.1 MFN will provide remote monitoring of the Network and the Product to the extent that the Product is incorporated into the Network. MFN will use commercially reasonable efforts to maintain the Product in accordance with the Specifications (subject to reasonable wear and tear) and the Network in good operating condition at all times during the Lease Term. The foregoing maintenance will be at no additional charge to Carrier, except as set forth in Section 3.4 hereof.

3.2 An "Outage" will mean the complete interruption of communications, or the material degradation of performance below the Specifications, on one or more of Carrier's Leased Fibers. If an Outage or any other material degradation of service on any Leased Fibers occurs Carrier will immediately notify MFN by telephone at (888) 636-2778 or through such other notification procedure as Parties may establish. Provided that MFN personnel or

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




     contractors have access to affected Carrier facilities immediately upon notification, MFN will respond and commence work within two (2) hours after the time of notification by Carrier and restore effective use of the Product as expeditiously as practicable, but in no event more than four (4) hours after receipt by MFN of Carrier's notification, subject to "Force Majeure" as provided in Section 11 hereof.

3.3 Except for any Outage caused by or resulting from (i) Force Majeure as set forth in Section 11 hereof; (ii) the act or omission of Carrier, its employees, agents or contractors; (iii) any of Carrier's equipment or facilities used in connection with the Product; or (iv) planned Outages by reason of Services which have been scheduled and approved in advance by Carrier ("Excepted Outages") in the event of an Outage, Carrier will receive from MFN a credit ("Outage Credit") calculated at [**]of the Leased Fiber Monthly Lease Payment for the affected Leased Fiber strands for each [**] of Outage, up to a maximum of the Leased Fiber Monthly Lease Payment for the affected Leased Fiber for [**]. Except in the case of a termination as provided in this Section 3, the Outage Credit will be applied against future payments which may become due and payable by Carrier to MFN. The Outage Credit will be determined by multiplying the number of affected fibers by the total route length of the ring such fibers are on, times the Monthly Lease Payment for such affected fibers, times [**], times the number of [**] Outage periods, up to the maximum set forth above. The Outage Credit will be in the form of a cash payment to Carrier by MFN if this Agreement is terminated with respect to the affected fiber by either Party as provided in Section 3.4 hereof. Outage Credits will not be credited or payable for any period of time during which MFN personnel or contractors are denied access to Carrier Locations or other facilities to remedy an Outage.

3.4 If an Outage occurs and continues for a period longer than [**] for any reason other than "Force Majeure" as defined in this Agreement, then at any time thereafter, unless and until such Outage is corrected, Carrier can terminate the Supplement with respect to the Product subject to the Outage by written notice of such termination delivered to MFN. If there are Outages that occur for a cumulative period of longer than 360 hours in any 36 month period for any reason other than "Force Majeure", then for a thirty (30) day period thereafter, Carrier may terminate the Supplement with respect to the Product subject to such Outages by written notice of such termination to MFN. If so terminated, Carrier will have no further obligations with respect to such Supplement, including, without limitation, any obligation to make any early termination payment with respect to such Supplement. Notwithstanding the foregoing, if such Outage occurs and continues by reason of a breach by a Carrier of its obligations under this Agreement, Carrier will not have any right to terminate this Agreement. The Outage Credit and right to terminate will be the sole and exclusive remedy of Carrier and liability of MFN for any Outage regardless of the cause of such Outage.

3.5 If all or part of the Product requires restoration, replacement or repair by reason by any breach of this Agreement by Carrier, its employees, agents, or contractors or any of Carrier's equipment or facilities used in connection with the Product , such repair, replacement and/or restoration will be made by MFN, at Carrier's sole expense, in accordance with MFN's then current time and materials rates plus Applicable Taxes. In addition, Carrier will not receive any Outage Credit by reason of the foregoing.

3.6 MFN may assign or subcontract to any third party any or all of its performance obligations (including, without limitation, maintenance) under this Agreement and Product Order at any time, without the consent of Carrier, provided that MFN will remain obligated for such performance in accordance with the terms of this Agreement.

3.7 MFN will have the right to inspect Carrier's use of the Product at any time and from time to time during normal business hours upon at least `twenty-four (24) hours" prior notice by MFN.

4. USE AND OWNERSHIP OF THE PRODUCT
   --------------------------------

4.1 Carrier will not, by itself or through any agent or contractor, make any repair to or replacement of the Product or the Network or any other equipment or facilities provided by MFN in connection with the Product or otherwise. Carrier will not install any equipment to be used with the Product or use the Product in any manner which damages or adversely interferes with the Product or the Network.

4.2 Carrier will use the Product in full compliance with all applicable federal, state and local laws, rules and regulations and all applicable franchises, rights of way, leases, licenses, contracts and other obligations to third parties (of which it has actual knowledge) with respect to the Network or Product. Carrier will obtain and maintain in effect during the Lease term all rights, leases, licenses, permits and governmental or non-governmental approvals necessary for use of the Product by Carrier and its customers.

4.3 Carrier acknowledges and agrees that the Product is provided for use (1) exclusively by Carrier and/or affiliated or permitted successor entities which control or are controlled by or commonly controlled with Carrier ("Affiliates") (2) customers of Carrier and (3) in either case only in the ordinary course of business of Carrier. For purposes of this Agreement, the ordinary course of Carrier's business shall not include the sale, leasing or granting of any rights of use in "dark fiber", as such term is commonly understood in the telecommunications industry. Carrier will not without MFN's prior written consent, which consent may be withheld at MFN's sole discretion, (a) permit or provide access to or use of the Product, in whole or part, to any third party (other than a customer of Carrier in the ordinary course of business of Carrier), pursuant to (by way of example and not in limitation) sublease, license, sublicense or resale, or any other right to use, or (b) share or otherwise utilize in conjunction with a third party (including without limitation in any joint venture or as part of any outsourcing activity) any of the Product. Any breach of this Section 4.3 will be deemed to be a material breach of this Agreement and in the event of such material breach MFN will have the right to immediately terminate this Agreement, any applicable Product Orders and Carrier's access to the Network, in addition to any and all rights and remedies.

4.4 MFN retains all right, title and interest in and to the Product and the Network to the points within the locations specified in the Product Order at which MFN's facilities end and Carrier's facilities begin, subject only to the grant of access and use provided to Carrier pursuant to this Agreement.

4.5 Subject to Section 1.3 hereof, MFN reserves the right to utilize unused external building access and space within the building conduit(s) constructed by MFN and occupied by the Product at the Locations and otherwise, provided that such use does not interfere with or hinder Carrier's use of its Product as permitted hereunder.

4.6 MFN shall keep the Product and the Network free from any liens, rights or claims of any third party that may materially and adversely affect the right of Carrier to use the Product hereunder; provided, however, that MFN may pledge the Network so long as MFN uses commercially reasonable efforts to obtain a non- disturbance agreement in favor of Carrier.

4.7 MFN and Carrier shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to the Product or the Network.

4.8 MFN and Carrier agree to cooperate with each other in complying with any requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.

5. AUTHORIZATIONS; RELOCATION; CONDEMNATION
   ----------------------------------------

5.1 "Authorization(s)" will mean all material and applicable governmental or non-governmental licenses, easements, rights of way, conduit, pole attachment and any other facilities or property rights, licenses, contracts, franchises, approvals, permits, orders, consents, and all other rights required for MFN to operate and maintain the Network or provide the Product to Carrier pursuant to this Agreement.

5.2 MFN will have or obtain by the Service Date, all Authorizations and will use commercially reasonable efforts to maintain or renew all such Authorizations through the Lease Term and replace such Authorizations with reasonably suitable replacement Authorizations if any expire or are terminated or discontinued during the Lease Term. If any Authorizations are modified, terminated or discontinued and not replaced, and the loss of such Authorizations threatens to cause or does cause material financial harm to MFN, or prevents or materially interferes with MFN's control, possession and/or use of the Network or ability to lease the Product or materially and adversely affects the use by Carrier of the Product, then MFN will, at Carrier's option, either (i) provide at no cost to Carrier, replacement Product or fiber optic capacity on portions of MFN's then existing Network (and/or other MFN Networks, including networks belonging to or controlled by MFN Affiliates) or on networks of third parties, or (ii) terminate this Agreement with respect to the affected Product. The foregoing will be MFN's sole and exclusive liability and Carrier's sole and exclusive remedy with respect to the foregoing.

5.3 If MFN receives notice of any request, intent or plan by any governmental or non-governmental third party, to relocate any material part of the Product or any material segment of MFN's Network used in the provision of the Product, MFN will promptly notify Carrier of such request, intent, or plan. If MFN is required by any such third party to relocate any segment of MFN's network used in providing the Product, MFN will give Carrier at least one hundred eighty (180) days (or such lesser period of notice that MFN may have received) prior written notice of any such relocation ("Relocation Notice"). Together with the Relocation Notice, MFN will provide an estimate of the cost of such relocation. MFN will relocate the Leased Fibers, and, to the extent MFN is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, Carrier will pay its pro rata share of the costs associated with the relocation of the Product based upon Carrier's fiber count in such relocated fiber; except, however, that Carrier shall have no such payment obligation to the extent that such relocation is the direct result of any negligent or willful act or omission of MFN. MFN will use its commercially reasonable efforts to secure an agreement for reimbursement from any third party, governmental entity or otherwise, requiring any relocation of the Network and the Product.

5.4 If any portion of the Network or the Product and/or the Authorizations in or upon which the Product has been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty
     (180) days after the date of filing of such proceeding and which could reasonably be expected to result in a taking by any governmental agency or other party having the power of eminent domain for public purpose or use, both Parties will be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings for compensation by either joint or separate awards for the economic value of their respective interests in the Leased Fibers that are subject to such condemnation proceeding.

6. WARRANTIES
   ----------

6.1 MFN warrants to Carrier that upon the applicable Service Dates the Product will operate in accordance with the Specifications related thereto.

       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, MFN DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE (i) NETWORK OR PRODUCT, (ii) THE LEASE GRANTED PURSUANT HERETO, (iii) MAINTENANCE SERVICES (iv) CONSTRUCTION AND INSTALLATION SERVICES, IF ANY, AND (v) ANY OTHER SERVICE(S) (HEREINAFTER (iii) THROUGH
       (v) WILL COLLECTIVELY BE REFERRED TO AS "SERVICES") PROVIDED BY OR ON BEHALF OF MFN HEREUNDER.

7. LIABILITY/INDEMNIFICATION
   -------------------------

7.1 Except for the gross negligence or willful misconduct of a Party hereto and except where a specific remedy is provided in this Agreement, the liability of each Party to the other Party for damages will be limited to the total Installation Charges, if any, the Monthly Lease Payments paid or payable by Carrier for the Lease Term during which the damages were incurred. In no event will either Party be liable to the other Party for any incidental, indirect, special, consequential, exemplary, or punitive damages arising out of or relating to this Agreement, the lease granted hereunder, the Network, Product or Services provided hereunder, including damages based on loss of revenues, profits or lost business opportunities, regardless of whether the respective Party had been advised of or could have foreseen the possibility of such damages.

7.2 MFN agrees to indemnify, defend and hold Carrier, its officers, directors, employees, agents and contractors harmless from and against all loss, damage, liability, cost and expense (including reasonable attorney's fees and expenses) by reason of any claims or actions by third parties for (i) bodily injury, including death and, (ii) damage, loss or destruction of any real or tangible personal property (including without limitation the Network and Product) which third party claims arise out of or relate to (a) any Product or Services provided by or on behalf of MFN hereunder, (b) MFN's performance of or failure to perform any term, condition or obligation under this Agreement, or (c) any act or omission of MFN's directors, agents, employees, contractors, representatives or invitees. Carrier agrees to indemnify, defend and hold MFN, its officers, directors, employees, agents and contractors harmless from and against all loss, damage, liability, cost and expense (including reasonable attorney's fees and expenses) by reason of any claims or actions by third parties for (i) bodily injury, including death and (ii) damage, loss or destruction of any real or tangible personal property (including, without limitation, the Network and Product) which third party claims arise out of or relate to (a) Carrier's performance of or failure to perform any term, condition or obligation under this Agreement, or (b) any act or omission of Carrier's directors, agents, employees, contractors, representatives or invitees; or
     (c) Carrier's or its customer's use of the Product and conduct of their respective businesses including without limitation the content of any video, voice or data carried by Carrier or its customers on the Product or Network.

7.3 Except as otherwise set forth in this Agreement, nothing contained herein will operate as a limitation on the right of either Party to bring an action for damages against any third party based on any act or omission of such third party as such act or omission may affect the construction, operation, or use of the Product. Each Party agrees to execute such documents and provide such commercially reasonable assistance, at the claiming Party's sole expense, as may be reasonably necessary to enable the claiming Party to pursue any such action against such third party.

8. CONFIDENTIALITY
   ---------------

8.1 The Parties acknowledge and agree that this Agreement and the information each Party has provided or will provide in connection with this Agreement or that the other Party learns or obtains from a source other than public domain or from a source (including a Party) not in violation of any obligation of confidentiality, are and will be confidential and proprietary to the Party providing such information (the "Providing Party"). The Party in receipt of or learning or obtaining the confidential information (the "Receiving Party") agrees not to distribute, use or disclose to any third party or use (except for the purposes of this Agreement) the confidential information of the Providing Party.

8.2 Except as may be required by applicable legal requirements in the course of defending or prosecuting a legal, insurance or other claim or as required by applicable law, rule or regulation, Receiving Party will restrict dissemination of confidential information to only those persons who must have access to such confidential information in order to perform their respective rights or obligations hereunder. The Receiving Party will promptly notify the Disclosing Party of any such required disclosure to enable the Disclosing Party to seek protective relief therefrom and shall cooperate as the Disclosing Party may request in connection therewith.

8.3 Carrier may disclose the identity of MFN as a supplier of Carrier, and MFN may disclose the identity of Carrier as customer of MFN, each with the prior written consent from the other; which consent will not be unreasonably withheld or delayed; provided, that no such disclosure shall imply any endorsement of the disclosed Party or contain any misleading reference to the nature of the relationship between the Parties.

8.4 Each Party acknowledges and agrees that the information of the Disclosing Party described in this Section 8 constitutes valuable property of the Disclosing Party and that Disclosing Party will suffer irreparable injury not compensable by money damages for which the Disclosing Party will not have an adequate remedy at law in the event of a breach by the Receiving Party of the provisions of this Section 8 and therefore the Disclosing Party shall be entitled to injunctive relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be without prejudice to or limitation on any other rights a Party may have under this Agreement, at law or in equity.

9. NOTICES
   -------

Unless otherwise provided herein, all notices and communications concerning this Agreement will be in writing and sent to the address (and contact person) specified in the Product Order, or at such other address as may be designated in writing by a Party. Unless otherwise provided herein, notices will be sent by certified US Postal Service, return receipt requested, or by commercial overnight delivery service, or by facsimile, and will be deemed delivered, if sent by US Postal Service, five (5) days after deposit, if sent by facsimile, upon verification or receipt or, if sent by commercial overnight delivery service, one (1) business day after deposit therewith.

10.  RENEWAL TERM
     ------------

Provided that Carrier is not in breach of any of its material obligations under this Agreement and subject to the conditions of this Agreement, Carrier may renew the term of this Agreement for the Product for one (1) additional renewal term upon the terms and conditions of this Agreement, except for the length of such renewal term and the Installation and Lease Fee payments, which the Parties will negotiate in good faith following Carrier's written request for renewal delivered to

MFN no earlier than one year before the scheduled expiration date of the initial term and no later that ninety (90) days before such expiration date.

11.  TERMINATION/FORCE MAJEURE
     -------------------------

11.1 If any of the following events of default occur, the non-breaching Party will have the right to terminate this Agreement or, if applicable, the affected Supplement, by written notice following the expiration of any periods of time included in the following, such termination to be effective on the date set forth in the written notice of termination:

     11.1 (a) If Carrier terminates any Supplement at any time before the expiration of the Lease Term (whether before or after the Turnover
          Date) or fails to make any payment hereunder within thirty (30) days or receipt of written notice of late payment from MFN, MFN will have the right to terminate such Supplement and/or deny access by Carrier to the affected Product immediately without further notice to Carrier.

     11.1 (b) If a Party breaches any material term or condition of this Agreement (including specifically, and without limitation, any failure by MFN to deliver Product that meets the Specifications) and such breach remains uncured thirty (30) days after delivery to the breaching Party of written notice of such breach, unless the breach is of a nature or involves circumstances requiring more than thirty (30) days to cure, the time period may be extended for such time as will be reasonably required, provided the defaulting party proceeds diligently to cure the breach.

     11.1 (c) A Party applies for or consents to the appointment of a receiver, trustee or similar officer for it or any substantial part of its property or assets, or any such appointment is made without such application or consent by such Party and remains undischarged for a period of sixty (60) days; or

     11.1 (d) A Party consents to, or fails to contest, the institution of a petition or other application of any involuntary bankruptcy, insolvency or reorganization proceeding and any such proceeding as instituted against such Party remains undischarged for a period of sixty (60) days.

11.2 In the event of termination of a Supplement by MFN pursuant to Section 11.1 hereof or by Carrier after execution of the Supplement and before the end of the Lease Term (other than by Carrier for cause as provided in this Section 11), MFN will be entitled to receive, and Carrier will immediately pay, the early termination charge ("Early Termination Charge") set forth in the Product Order and such liquidated damages shall be Carrier's sole liability, and MFN's sole remedy, hereunder.

11.3 If any Authorization is modified, terminated or discontinued and not replaced as provided in Section 5.2 of these General Terms and Conditions, and MFN has not notified Carrier in writing within thirty (30) days after the occurrence of such modification, termination or discontinuance that MFN will provide replacement Product or capacity as provided in Section 5.2, then and thereafter Carrier has the right, exercisable in its sole discretion, to terminate the applicable Supplement with respect to the affected Product upon thirty (30) days prior written notice (or such other notice as is practicable under the circumstances) without liability whatsoever by Carrier to MFN or any party claiming by, through or under MFN.

11.4 Neither Party will be in breach of this Agreement resulting from delay or prevention of performance of such Party which is caused by any act attributable to an occurrence or an event of "Force Majeure" as defined herein. Neither party will, however, be relieved of liability for failure of performance due to a claimed Force Majeure hereunder if such failure is due to causes arising out of its own negligence or to removable or remedial causes that it fails to remove or remedy using commercially reasonable efforts and within a reasonable period of time. In an event of Force Majeure occurs and is continuing for a period in excess of thirty (30) days and results in Carrier's inability to utilize any Product, either party will have the right to terminate the Supplement relating to the affected Product and neither party shall have any liability to the other with respect to such affected Product or such termination.

11.5 The term "Force Majeure" will mean any cause beyond the control of Carrier (or MFN, as applicable) which, by the exercise of due foresight, Carrier (or MFN) could not reasonably have been expected to avoid, and which by the exercise of reasonable diligence, Carrier (or MFN) will be unable to overcome, including but not limited to action by governmental authority including without limitation moratorium on any activities related to the Agreement, third party labor dispute, flood, earthquake, fire, lightning, epidemic war, riot, civil disturbance, sabotage and the like. The party affected by an event of Force Majeure (the "Affected Party") will notify the other party (the "Other Party") promptly of any occurrence or condition which, in the Affected Party's reasonable opinion, warrants an extension of time. Such notice will specify in detail the anticipated length of delay, the cause of the delay and a timetable by which any remedial measures will be implemented.

12.  ASSIGNMENT; SUCCESSION
     ----------------------

12.1 Carrier may assign this Agreement to any of its Affiliates or to any successor by merger, consolidation, purchase or acquisition of all or substantially all of the assets or capital stock of Carrier. Upon any permitted assignment (or delegation) hereunder, Carrier will remain jointly and severally responsible for the performance under this Agreement, unless released in writing by MFN. Any permitted assignee will expressly assume all liabilities hereunder prior to the effectiveness of such assignment. Any attempted assignment or delegation without such consent will be null and void and may be deemed by MFN, in its sole discretion, to constitute a material breach of this Agreement.

12.2 The Agreement and Product Order will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

13.  GOVERNING LAW
     -------------

13.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE 0F NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

14.  SURVIVAL
     --------

The Parties' respective representation, warranties, and covenants, together with obligations of indemnification, confidentiality and limitations on liability will survive the expiration, termination or rescission of this Agreement and continue in full force and effect in accordance with their respective terms.

15.  ENTIRE AGREEMENT
     ----------------

This Agreement, Product Order, Supplements, and all addenda attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings, and agreement with respect hereto, whether oral or written, except for any existing non-disclosure agreements between the parties, which shall remain in full force and effect in accordance with its or their terms.

16.  REMEDIES CUMULATIVE
     -------------------

Except as otherwise expressly provided, the rights and remedies set forth in this Agreement will be in addition to, and cumulative of, all other rights and remedies at law or in equity.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

Each Party represents, warrants and covenants to the other that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (b) it has all requisite power and authority to enter into and perform its obligations under this Agreement and Product Order and (c) this Agreement, when executed, will become the legal, valid and binding obligation of such Party.

18.  MISCELLANEOUS
     -------------

18.1 The covenants, undertakings, and agreements set forth in this Agreement will be solely for the benefit of and will be enforceable only by the Parties hereto or their respective successors or permitted assigns.

18.2 The headings of the Sections in this Agreement are strictly for convenience and will not in any way be construed as amplifying or limiting any of the terms, provisions or conditions thereof.

18.3 In the event any term of this Agreement will be held valid, illegal or unenforceable, in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement will be in any way affected thereby.

18.4 This Agreement may be amended only by a written instrument executed by the Parties.

18.5 No failure to exercise and no delay in exercising, on the part of either Party hereunder, any right, power or privilege hereunder will operate as a waiver hereof, except as expressly provided herein.

18.6 This Agreement may be executed in multiple counterparts, each of which will constitute one and the same instrument.



Metromedia Fiber Network Services, Inc.    StorageNetworks, Inc.



By:  ___________________________            _______________________________
          Nicholas M. Tanzi                       Name:
          Senior Vice President                   Title:

                     Fiber Optic Private Network Agreement

                                    Exhibit A

                           Leased Fiber Specifications
                           ---------------------------

MFN will perform fiber testing as described below on each Leased Fiber and will provide the documentation (hard copy and/or diskette) of results to the Carrier at the Turnover Date. Each "span" will be defined in documentation included in the Carrier's Turnover Date package. Acceptance of a span by Carrier will be an acknowledgement by the Carrier that all Leased Fiber complies with all performance criteria contained herein.

1) Power testing: This end-to-end loss measurement will be conducted for each Leased Fiber in the span and from both directions using an industry-accepted laser source and power meter. The bi-directional average will be used to determine the end-to-end loss of the span at each appropriate wavelength. This test will be conducted at both 1310 nm and 1550 nm for Standard Single Mode Fiber; Dispersion Shifted Fiber (True WaveTM, LEAFTM, etc.) will be tested at 1550 nm only. In the event that a span consists of both Standard Single Mode and Dispersion Shifted fiber types, only 1550 nm testing will be conducted. This power testing will ensure fiber continuity and the absence of crossed fibers in the span. Power testing will only be conducted where the Leased Fiber is terminated by MFN in fiber distribution panels at both ends of the span.

2) OTDR testing: All traces will be provided in hard copy and diskette form using GR 196 format. This testing will be conducted at both 1310 nm and 1550 nm wavelengths when the Leased Fiber consists of Standard Single Mode Fiber, but will be done at 1550 nm only if the Leased Fiber consists of either Dispersion Shifted Fiber (True-WaveTM, LEAFTM, etc.) or a combination of Single Mode and Dispersion Shifted fiber types.

     OTDR testing will be conducted on a bi-directional basis for each Leased Fiber in each span at the appropriate wavelengths for the Leased Fiber described above. However, if due to length or attenuation reasons that the Leased Fiber span exceeds the dynamic range of an OTDR, a portion or all of the span may be tested on a unidirectional basis only. Alternatively, the Leased Fiber span may be divided into shorter testing spans, to the extent reasonably possible, in order to obtain bi-directional analysis. Also, in instances where a Carrier intends to accept Leased Fiber that is not terminated at one end by MFN in a fiber distribution panel (such as in a manhole or handhole) only unidirectional testing will be performed.

     The Turnover documentation package delivered at the Turnover Date will contain the actual traces that detail the testing parameters (including pulse width, averaging and range). The average bi-directional splice loss for all splices within each span will be of 0.15 dB or less while each connector pair (such as at a FDP) will have an average bi-directional connector loss for all splices within each span of 0.5 dB or less for all connectors within each span. (Note that the front and end connector of the span can only be measured uni- directionally and will also have a loss equal to or less than 0.5 dB). In the event that OTDR acceptance testing must be done on a unidirectional basis (for reasons described above), an average per span splice loss will be 0.30 dB.

     All traces will be provided in hard copy and/or diskette form using GR 196 format. If the average bi-directional splice loss of each span exceeds 0.15 dB (or 0.30 dB uni-directionally), MFN will provide upon the Carrier's request documentation of at a least three attempts to reduce this value to below 0.15 dB (0.30 dB uni-directionally). The only exception to this will be in the instance of a splice between two different fiber types (Standard Single-mode to Dispersion Shifted, Depressed-Clad to Matched Clad, fibers with different mode-field diameters).

Carrier should also note that the loss and/or reflectance of the front-end connector (as measured using a launch cord) is only an indicator of a problem such as a defective port, bulkhead, or the like. Since a different patch cord will be used by Carrier (that connects to their equipment, for example) to mate to this connector, a different loss and/or reflectance may occur.

                                     Annex I

                                   Supplement

Reference is made to the Fiber Optic Private Network Agreement dated October 8, 1999 ("Agreement") by and between Metromedia Fiber Network Services, Inc. ("MFN"), One North Lexington Ave., Fourth Floor, White Plains, New York 10601, and StorageNetworks, Inc. ("Carrier"), 100 Fifth Avenue, Waltham, Massachusetts 02451, to which this Supplement effective __________ shall be attached and is hereby made a part thereof. The Agreement is hereby supplemented as follows:

Carrier hereby orders and MFN hereby agrees to provide Leased Fiber as follows:

     1. Lease Term: Coterminous with the Lease Term for the Supplement with the earliest Service Date.

     2.   Number of Leased Fibers:

     3.   Number of Leased Fiber Miles:

     4.   Carrier locations ("Location(s)"):

     5. Specifications pertinent to the Leased Fiber: Exhibit to the Supplement.

     6.   Installation Charge and Monthly Lease Payments:

          6.1  One Time Installation Charge:

          6.2  Monthly Lease Payments:

          Applicable Taxes (as defined in the Agreement) on any Installation Charge incurred pursuant to this Supplement and all Lease Payments are to be paid by Carrier as and when due. In no event shall Applicable Taxes include any franchise or other right of way fees or similar charges or impositions assessed upon MFN. Carrier shall have the right to protest any new or additional taxes imposed on the Leased Fiber during the Lease Term.

     7.   Estimated Installation Completion Dates:

     8.   Early Termination Charge:

          In the event of termination of this Supplement pursuant to Section
          11.2 of the General Terms and Conditions of this Agreement, Carrier will pay to MFN an Early Termination Charge (plus Applicable Taxes) for the affected Leased Fiber determined as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     Termination during the first year of the Lease Term - [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the first year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the second year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus[**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the second year of the Lease Term - [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the second year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the third year of the Lease Term- [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the third year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the fourth year of the Lease Term-[**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fourth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the fifth year of the Lease Term- [**]of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the fifth year, plus [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the sixth through twentieth years.

     Termination during the sixth through twentieth year of the Lease Term - [**] of all unpaid Leased Fiber Monthly Lease Payments for the affected Leased Fiber for the balance of the Lease Term.

9.   Fiber, Locations and Requirements

10.  MFN address (and contact person) is as follows:

     Metromedia Fiber Network Services, Inc.
     One North Lexington Ave., Fourth Floor
     White Plains, NY  10601

     Attn.:  Vice President - Marketing

     For purposes of declaring a default or termination, a copy of the notice must be sent to:

     Vice President - Legal Affairs
     Metromedia Fiber Network Services, Inc.
     One North Lexington Ave., Fourth Floor
     White Plains, NY  10601

     Carrier address (and contact person) is as follows:

     StorageNetworks, Inc.
     100 Fifth Avenue
     Waltham, Massachusetts 02451
     Attn:  Chief Financial Officer

     For purposes of declaring a default or termination, a copy of the notice must be sent to:

     General Counsel
     StorageNetworks, Inc.
     100 Fifth Avenue
     Waltham, Massachusetts 02451


Metromedia Fiber Network Services, Inc.     StorageNetworks, Inc.


By:  /s/Nicholas M. Tanzi                   By:
    ---------------------------               -------------------------
     Nicholas M. Tanzi                      Name:
     Senior Vice President                  Title: